Exhibit 4.3

CONFIDENTIAL TREATMENT REQUESTED

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NATIONSTAR ADVANCE FUNDING TRUST 2012-C,
as Issuer

and

WELLS FARGO BANK, N. A.,
as Indenture Trustee

__________

AMENDMENT NO. 4
Dated as of March 7, 2013

to the

INDENTURE
Dated as of June 26, 2012

__________

NATIONSTAR ADVANCE FUNDING TRUST 2012-C
Servicer Advance Receivables Backed Notes, Series 2012-C

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This Amendment No. 4, dated as of March 7, 2013 (this “Amendment”), to the Indenture, dated as of June 26, 2012 (as amended, restated or otherwise modified as of the date hereof, the “Indenture”), is made by and between NATIONSTAR ADVANCE FUNDING TRUST 2012-C, a Delaware statutory trust, as issuer (the “Issuer”), and WELLS FARGO BANK, N.A., a national banking association, not in its individual capacity, but solely as indenture trustee (the “Indenture Trustee”).
WHEREAS, pursuant to Section 8.02 of the Indenture, with the consent of the Required Noteholders, Nationstar (for so long as it holds any interest in the trust), the Issuer, the Indenture Trustee, and each Hedge Provider may enter into one or more amendments to the Indenture, for the purpose of adding any provisions thereto, changing in any manner or eliminating any of the provisions thereof, or modifying in any manner the rights of the Noteholders thereunder;
WHEREAS, the parties hereto have agreed to amend the Indenture in accordance with the provisions of Section 8.02 of the Indenture and the terms of this Amendment;
WHEREAS, as of the date hereof, there are no Hedge Providers;
WHEREAS, Credit Suisse AG, Cayman Islands Branch, and Alpine Securitization Corp. hold at least 66 2/3% in aggregate of the Commitments set forth in the Note Purchase Agreement and are the Holders of 100% of the Notes; and
NOW, THEREFORE, pursuant to the provisions of the Indenture concerning amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed between the parties hereto, as follows:

Section 1.	Defined Terms.

As used in this Amendment, capitalized terms have the meanings assigned thereto in the Indenture.

Section 2.	Amendments to the Indenture.

(a)    Section 1.01 of the Indenture is hereby amended by the addition of the following definitions and the deletion of, in their entirety, the existing definitions of the same terms:

““Sublimit Receivables”: Together, the Non-Backstopped Receivables and the Non-FIFO Receivables.”

““Variable Funding Note Collateral Value”:

With respect to the Collateral and the Variable Funding Notes as of any date, the sum of: (a) with respect to any Pool-Level Advance, the product of (i) the P&I Borrowing Base Amount relating to such Pool-Level Advances and (ii) the applicable Variable Funding Note Discount Factor; (b) with respect to any Loan-Level Delinquency Advance (Non-Judicial States), the product of (i) the P&I Borrowing Base Amount relating to such Loan-Level

Delinquency Advances and (ii) the applicable Variable Funding Note Discount Factor; (c) with respect to any Loan-Level Delinquency Advance (Judicial States), the product of (i) the P&I Borrowing Base Amount relating to such Loan-Level Delinquency Advances and (ii) the applicable Variable Funding Note Discount Factor; (d) with respect to any Escrow Advances (Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Escrow Advances and (ii) the applicable Variable Funding Note Discount Factor; (e) with respect to any Escrow Advances (Non-Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Escrow Advances and (ii) the applicable Variable Funding Note Discount Factor; (f) with respect to any Corporate Advances (Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Corporate Advances and (ii) the applicable Variable Funding Note Discount Factor; (g) with respect to any Corporate Advances (Non-Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Corporate Advances and (ii) the applicable Variable Funding Note Discount Factor. For purposes of determining the Variable Funding Note Collateral Value, a Receivable shall be deemed unreimbursed until the cash reimbursement thereof is deposited into the Reimbursement Account; (h) with respect to any Legacy Deferred Servicing Fees (Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Legacy Deferred Servicing Fees (Judicial States) and (ii) the applicable Variable Funding Note Discount Factor; and (i) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), the product of (i) the Receivables Balance of the Eligible Receivables related to such Legacy Deferred Servicing Fees (Non-Judicial States) and (ii) the applicable Variable Funding Note Discount Factor.
For purposes of determining Variable Funding Note Collateral Value, a Receivable shall be deemed unreimbursed until the cash reimbursement thereof is deposited into the Reimbursement Account.
Notwithstanding any provisions to the contrary herein, the “Variable Funding Note Collateral Value” shall be $0.00 in respect of any Receivable that:
(i) is not an Eligible Receivable; or
(ii) the Receivables Balance of such Receivable:
(A) when added to the aggregate Receivables Balance of all Receivables relating to the related Securitization Trust, causes the related UPB Ratio to exceed [***]; or
(B) when added to the aggregate Receivables Balance already outstanding with respect to the related Mortgage Loan or REO property, causes the related Market Value Ratio to exceed (i) with respect to a Non-Backstopped Receivable, [***] or (ii) with respect to any Receivable other than a Non-Backstopped Receivable, [***]; or
(C) with respect to a Non-Backstopped Receivable, when added to the aggregate Receivables Balance already outstanding with respect to the related Mortgage Loan, causes the aggregate Receivables Balance thereof to exceed the product of (a) [***] and (b)

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

the aggregate Receivables Balance attributable to Delinquency Advances outstanding with respect to such Mortgage Loan; or
(D) [reserved]; or
(E) with respect to a Sublimit Receivable, when added to the aggregate Receivables Balance already outstanding with respect to Sublimit Receivables, causes the aggregate Receivables Balance with respect to Sublimit Receivables to exceed the lesser of (i) [***] million and (ii) [***] of the Note Principal Balance; or
(F) with respect to any Receivable that is attributable to a Servicing Contract and, with respect to any Subserviced Securitization Trust, Related Servicing Contract for which the underlying Mortgage Loans (i) have an unpaid principal balance less than [***], or (ii) contain fewer than 50 mortgage, as of the end of the most recently concluded calendar month (any such agreement, a “Low Threshold Servicing Contract”), when added to the aggregate Receivables Balance of all Receivables outstanding with respect to Low Threshold Servicing Contracts, causes the aggregate Receivables Balance attributable to Low Threshold Servicing Contracts to exceed [***] of the Receivables Balance of the Aggregate Receivables; or
(G) with respect to any Receivable that is attributable to a Servicing Contract or, with respect to any Subserviced Securitization Trust, Related Servicing Contract for which the underlying Mortgage Loans have (i) an unpaid principal balance greater than or equal to [***] but less than [***], or (ii) contain at least 50 but less than 125 mortgage loans, as of the end of the most recently concluded calendar month (a “Middle Threshold Servicing Contract”), when added to the aggregate Receivables Balance of all Receivables outstanding with respect to Middle Threshold Servicing Contracts, does not cause the aggregate Receivables Balance attributable to Middle Threshold Servicing Contracts to exceed [***] of the Receivables Balance of the Aggregate Receivables; or
(H) when added to the aggregate Receivables Balance outstanding with respect to the related Servicing Contract, does not cause the aggregate Receivables Balance attributable to such Servicing Contract to exceed [***] of the Receivables Balance of the Aggregate Receivables.”
““Variable Funding Note Discount Factor”:
A.     As of the date hereof and ending upon the earlier to occur of (a) March 31, 2013 and (b) the issuance of term notes with respect to a servicing advance facility collateralized by Collateral (among other collateral) subject to the Lien of this Indenture (including but not limited to Eligible Receivables) with a funded amount under the related term note securitization documents equal to at least $400,000,000 (a “Term Note Securitization”):
I.      With respect to any Receivables other than Sublimit Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States),

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

[***], (D) with respect to Escrow Advances (Non-Judicial States), [***],(E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***],
II.      With respect to any Non-FIFO Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
III.      With respect to any Non-Backstopped Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
B.      Following the occurrence of a Term Note Securitization on any date prior to March 31, 2013, with respect to any Receivables, the advance rates shall be agreed upon by the Agent in its sole and absolute discretion.

C.     If a Term Note Securitization shall not have occurred on or prior to March 31, 2013:
I.      With respect to any Receivables other than Sublimit Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
II.      With respect to any Non-FIFO Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), 64%, (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Fees (Non-Judicial States), [***], and (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
III.      With respect to any Non-Backstopped Receivables, (A) with respect to Pool-Level Advances, [***], (B) with respect to Loan-Level Delinquency Advances (Non-Judicial States), [***], (C) with respect to Loan-Level Delinquency Advances (Judicial States), [***], (D) with respect to Escrow Advances (Non-Judicial States), [***], (E) with respect to Escrow Advances (Judicial States), [***], (F) with respect to Corporate Advances (Non-Judicial States), [***], (G) with respect to Corporate Advances (Judicial States), [***], (H) with respect to any Legacy Deferred Servicing Fees (Non-Judicial States), [***], (I) with respect to any Legacy Deferred Servicing Fees (Judicial States), [***].
If, on any Funding Date, a Discount Factor Reduction Event shall have occurred and be continuing with respect to the related Securitization Trust, each percentage set forth in this definition with respect to any such Receivables immediately above shall be decreased by an amount equal to the product of (A) the applicable Discount Factor Reduction Percentage and (B) the applicable Discount Factor Proportional Weighting Ratio.”

(b)     Section 1.01 of the Indenture is hereby amended by deleting the following definitions:
““Legacy RALI Receivable”: Any Initial Receivable with respect to a RALI Securitization Trust.”

““RALI Receivable”: Any Receivable (other than a Legacy RALI Receivable) generated from an Advance made with respect to a RALI Securitization Trust.”

““RALI Securitization Trust”: Any of RALI 2006-QO3, RALI 2006-QO4, RALI 2006-QO6, RALI 2006-QO8 or RALI 2007-QH3.”

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Section 3.Omnibus Change. The parties hereto agree that, with respect to each Transaction Document (as defined in the Indenture), any and all references to “Legacy RALI Receivable,” “RALI Receivable,” and “RALI Securitization Trust” in the terms and provisions of such Transaction Document shall be of no further force and effect.

Section 4.Effective Date. This Amendment shall become effective as of November 30, 2012 (the “Effective Date”) upon the execution and delivery of this Amendment by all parties hereto.

Section 5.Waiver. Nationstar and Credit Suisse AG, Cayman Islands Branch and Alpine Securitization Corp. as the Required Noteholders (who are also the Holders of 100% of the Notes) hereby waive and instruct the Indenture Trustee to waive the following: (i) Section 8.02 of the Indenture requiring the delivery of a Tax Opinion with respect to this Amendment; and (ii) Section 8.04 of the Indenture requiring the delivery of an Opinion of Counsel stating that the execution of this Amendment is authorized or permitted by the Indenture.

Section 6.Expenses.

The Issuer and Seller hereby agree that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents, the Issuer and Seller shall pay the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to the Agent, the Noteholders, the Owner Trustee and the Indenture Trustee incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 7.	Ratification of the Indenture.

The parties hereto ratify all terms of the existing Indenture other than those amended hereby, and ratify those provisions as amended hereby.

Section 8.	Successors and Assigns.

This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 9.	Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS PROVIDED IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

*** Note: Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Section 9. Counterparts.

The Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 10. Entire Agreement.

The Indenture, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective signatories thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

NATIONSTAR ADVANCE FUNDING TRUST 2012-C, as Issuer

By: Nationstar Mortgage LLC, as its Administrator

By: /s/ Amar Patel
Name:    Amar Patel
Title: Executive Vice President

WELLS FARGO BANK, N. A.,
as Indenture Trustee and not in its individual capacity

By: /s/ Mark DeFabio
Name: Mark DeFabio
Title: Vice President

Consented and Agreed to as of the date first above written:

CREDIT SUISSE AG, NEW YORK BRANCH
as Agent

By: /s/ Jason Ruchelsman
Name:     Jason Ruchelsman
Title:    Vice President

By: /s/ Jason Muncy
Name:    Jason Muncy
Title:    Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as Committed Purchaser

By: /s/ Jason Ruchelsman
Name:    Jason Ruchelsman
Title: Authorized Signatory

By: Jason D. Muncy
Name:    Jason D. Muncy
Title:    Authorized Signatory

ALPINE SECURITIZATION CORP.
as Conduit Purchaser

By: Credit Suisse AG, New York Branch,
as its attorney-in-fact

By: /s/ Jason Ruchelsman
Name:    Jason Ruchelsman
Title: Vice President

By: /s/ Jason Muncy
Name:    Jason Muncy
Title: Vice President

NATIONSTAR MORTGAGE LLC
as Seller

By: /s/ Amar Patel
Name: Amar Patel
Title: Executive Vice President